Exhibit 99.1

Joint News Release


FOR IMMEDIATE RELEASE


               FIRST BANKERS TRUST COMPANY AND UNIONBANCORP, INC.
                ANNOUNCE ACQUISITION OF UNIONBANK BRANCH OFFICES


QUINCY, IL, May 24, 2004 - First Bankers Trust Company of Quincy and UnionBancorp, Inc., parent company of UnionBank, of Ottawa, Illinois have announced that First Bankers will purchase the deposits, a portion of the loan portfolio and the real estate of UnionBank's Quincy, Macomb, Paloma, Carthage and Rushville, Illinois branch offices. The announcement was made by Don Gnuse, Chairman of First Bankers Trust Company and Dewey R. Yaeger, President and CEO of UnionBancorp, Inc.

"The transaction is the result of a strategic assessment completed during the last two years by First Bankers' Board of Directors targeting growth opportunities in western Illinois," remarked Gnuse. "Our Board regularly evaluates potential acquisition candidates as part of our ongoing search to both enhance earnings performance and leverage the effectiveness of our existing banking franchise." Gnuse went on to say, "I look forward to the UnionBank personnel joining with our existing bank staff to continue to provide quality financial services to all the new and existing customers of First Bankers Trust Company in western Illinois."

Also commenting on the action, Yaeger stated "after extensive deliberation, UnionBancorp's Board and management team agreed to seek growth opportunities in its north central Illinois locations. The sale of these remote branches and our exit from the western market allows UnionBank to redeploy its assets to these targeted areas and solidify a strong, contiguous geographic footprint around the critical nucleus of our organization."

The Definitive Purchase and Assumption Agreement entered into calls for First Bankers to assume approximately $90 million in deposits, as well as approximately $40 million in loans, from UnionBank. The transaction is expected to be completed in late summer, pending the timing of regulatory approval by the Federal Reserve System and the Office of the Comptroller of the Currency.

First Bankers will introduce a number of new banking services to the customers of the acquired banks, according to President Art Greenbank. "We are excited about the opportunity to enter four new communities in western Illinois, all of which are very much in daily contact with the Quincy market via our radio, television, and regional newspaper coverage in all of these communities."

UnionBancorp, Inc. of Ottawa used Prairie Capital Services, Inc. as its financial advisor, with Howard & Howard Attorneys, P.C. serving as legal counsel. Jenkins & Gilchrist, P.C. served as legal counsel for First Bankers.

The acquisition will bring First Bankers assets to over $400 million, adding five offices to the six existing offices presently under management by First Bankers both in Quincy and Mendon, Illinois.

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About the Companies

First Bankers Trustshares, Inc. was founded in 1988 by a group of local business associates from Quincy and Carthage, Illinois, tracing their history back to 1946 as the Broadway National Bank of Quincy and First National Bank of Carthage. First Bankers Trustshares, Inc. is the parent company of the soon to be $400 million commercial bank, as well as the parent company of First Bankers Trust Services, a $1.2 billion Trust Company now in formation with trust offices in Chicago, Phoenix, Philadelphia, and Quincy. First Bankers Trustshares common stock trades under the ticker symbol FBTT.PK.


UnionBank is a wholly owned subsidiary of UnionBancorp, Inc. UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at www.ubcd.com.

Safe Harbor Statement

This release may contain "forward-looking" statements. Forward looking statements are identifiable by the inclusion of such qualifications as "expects", "intends", "believes", "may", "likely" or other indications that the particular statements are not based upon fact but are rather based upon the Company's beliefs as of the date of this release. Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors. For additional information about these factors, please review our filings with the Securities and Exchange Commission.


Contact:          Dewey R. Yaeger                    Don Gnuse
                  President and CEO                  Chairman
                  UnionBancorp, Inc.                 First Bankers Trust Company
                  (800) 352-8223                     (217) 228-8000
                  dewey.yaeger@ubcd.com              don.gnuse@firstbankers.com
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